                                                                   EXHIBIT 23(D)

Video Display Corporation
Atlanta, Georgia



     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated May 20, 1996, relating to the consolidated financial statements and schedules of Video Display Corporation appearing in the Company's Annual Report on Form 10-K for the year ended February 29, 1996.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                            BDO Seidman, LLP



Atlanta, Georgia
November 1, 1996